Exhibit 99.1

Insulet Reports Third Quarter 2015 Financial Results

Revenue of $87.3 Million Exceeds Expectations;
Year-over-Year Revenue Growth in all Four Product Lines

Company Raises Full Year 2015 Revenue Guidance

BILLERICA, MA - November 5, 2015 - Insulet Corporation (NASDAQ: PODD), the leader in tubeless insulin pump technology with its OmniPod® Insulin Management System, today announced financial results for the three months ended September 30, 2015.

Third Quarter Revenue Results:

•	Total revenue of $87.3 million exceeds the Company's expectations of $82 to $85 million.

◦	U.S. OmniPod revenue of $50.0 million.

◦	International OmniPod revenue of $13.5 million.

◦	Drug Delivery revenue of $7.1 million.

◦	Neighborhood Diabetes revenue of $16.7 million.

“We are excited about our results , with year-over-year revenue growth across all four of our product lines and top-line results again ahead of expectations," said Patrick Sullivan, President and Chief Executive Officer. "Our team has made great progress in our commercial efforts focused on increasing patient and clinician demand for OmniPod and delivering an outstanding customer experience. We are also excited by the results in our drug delivery business, where we continue to create a solid foundation to support long-term revenue growth and significant value creation."

Third Quarter 2015 Financial Results:

Third quarter 2015 revenue increased 16% to $87.3 million compared with $75.0 million in the third quarter of 2014.

Operating loss for the third quarter of 2015 was $15.7 million, compared with an operating loss of $2.9 million for the third quarter of 2014. This result was primarily driven by: 1) non-recurring charges of $7.7 million associated with certain product which ultimately did not meet the Company's quality expectations; and 2) increased investment in commercial and development initiatives, in-line with the Company's previously announced expectations.

Net loss for the third quarter of 2015 was $18.9 million, or $0.33 per share, compared with net loss of $10.8 million, or $0.19 per share, in the third quarter of 2014. Included in net loss during the third quarter of 2014 was a charge of $4.3 million related to an extinguishment of debt.

Guidance:

For the year ending December 31, 2015, the Company is raising the low end of its revenue expectations to a range of $310 to $320 million, from $305 to $320 million. This represents year-over-year revenue growth of 9% at the mid-point of the range.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on November 5, 2015 to discuss the financial results and outlook. To access the live earnings call, please visit the Investor Relations section of the Company’s website at http://investors.insulet.com. A replay will be available two hours after the completion of the call by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international), passcode 29160899. An online archive of the call will also be available at http://investors.insulet.com.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The OmniPod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and a fully-automated cannula insertion. Insulet's Delivery Systems business also partners with global pharmaceutical and biotechnology companies to tailor the OmniPod technology platform for the delivery of subcutaneous drugs across multiple therapeutic areas. Insulet's subsidiary, Neighborhood Diabetes, is a leading distributor of diabetes products and supplies, delivered through a high touch customer service model. To read inspiring stories of people with diabetes living their lives to the fullest with OmniPod, visit our customer blog, Suite D:http://suited.myomnipod.com. Founded in 2000, Insulet Corporation is based in Billerica, Massachusetts. For more information, please visit: http://www.myomnipod.com.

Forward-Looking Statement:

The 2015 financial results contained in this news release are subject to finalization in connection with the preparation of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. This press release contains forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to its estimated revenue. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company's dependence on its principal product, the OmniPod System; Insulet's ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet's ability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Insulet to retain key supplier and payor partners; international business risks; Insulet's inability to secure and retain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod System; failure to retain key payor partners and their members; failure to retain and manage successfully Neighborhood Diabetes’ Medicare and Medicaid business; potential adverse effects resulting from competition; technological change and product innovation adversely affecting the Company's business; potential termination of Insulet's license to incorporate a blood glucose meter into the OmniPod System or its inability to enter into new license agreements; challenges to the future development of our non-insulin drug delivery business; Insulet's ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet's current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of Insulet's contract manufacturers or component suppliers to comply with FDA's quality system regulations, the potential violation of federal or state laws prohibiting "kickbacks" or protecting the confidentiality of patient health information, or any challenge to or investigation into Insulet's practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet's competitors; potential future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the OmniPod System; the concentration of substantially all of Insulet's operations at a single location in China and substantially all of Insulet's inventory at a single location in Massachusetts; Insulet's ability to attract and retain personnel; Insulet's ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet's ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet's distribution network; Insulet's ability to successfully maintain effective internal control over financial reporting; the volatility of the trading price of Insulet's common stock; risks related to future sales of its common stock or the conversion of any of the Convertible Senior Notes; potential limitations on Insulet's ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 26, 2015 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

Investor Relations and Media Contact:

Deborah R. Gordon
Vice President, Investor Relations and Corporate Communications
(978) 600-7717
dgordon@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
(Unaudited) (In thousands, except share and per share data)
Revenue	$87,303	$74,985	$224,106	$216,159
Cost of revenue	51,652	36,943	121,273	109,544
Gross profit	35,651	38,042	102,833	106,615
Operating expenses:
Research and development	10,035	7,158	30,311	20,614
General and administrative	17,156	18,890	45,841	52,661
Sales and marketing	24,194	14,870	63,406	43,382
Total operating expenses	51,385	40,918	139,558	116,657
Operating loss	(15,734)	(2,876)	(36,725)	(10,042)
Interest income	46	32	123	92
Interest expense	(3,167)	(3,043)	(9,435)	(11,507)
Other expense, net	(10)	(677)	(5)	(1,302)
Loss on extinguishment of long-term debt	—	(4,260)	—	(23,203)
Interest and other expense, net	(3,131)	(7,948)	(9,317)	(35,920)
Loss before income taxes	(18,865)	(10,824)	(46,042)	(45,962)
Income tax expense	(62)	(21)	(151)	(138)
Net loss	$(18,927)	$(10,845)	$(46,193)	$(46,100)
Net loss per share basic and diluted	$(0.33)	$(0.19)	$(0.81)	$(0.83)
Weighted-average number of shares outstanding	56,898,281	55,819,242	56,735,944	55,447,414

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2015	As of December 31, 2014
	(Unaudited)
	(In thousands, except share and per share data)
ASSETS
Current Assets
Cash and cash equivalents	$145,467	$151,193
Accounts receivable, net	31,803	39,882
Inventories, net	13,019	13,099
Prepaid expenses and other current assets	4,049	4,022
Total current assets	194,338	208,196
Property and equipment, net	41,536	37,069
Intangible assets, net	13,039	14,064
Goodwill	39,823	37,536
Other assets	4,384	5,291
Total assets	$293,120	$302,156
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$15,614	$14,659
Accrued expenses and other current liabilities	35,547	24,703
Deferred revenue	2,256	1,554
Current portion of capital lease obligations	6,020	3,380
Total current liabilities	59,437	44,296
Capital lease obligations	1,061	2,263
Long-term debt, net of discount	173,870	168,994
Other long-term liabilities	3,619	2,774
Total liabilities	237,987	218,327
Stockholders’ Equity
Preferred stock, $.001 par value	—	—
Common stock, $.001 par value	57	56
Additional paid-in capital	679,761	661,811
Accumulated other comprehensive loss	(467)	(13)
Accumulated deficit	(624,218)	(578,025)
Total stockholders’ equity	55,133	83,829
Total liabilities and stockholders’ equity	$293,120	$302,156